UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2007
Date of Report (Date of earliest event reported)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (I.R.S. Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Thomas B. Hallman will be retiring, effective December 31, 2007, and will be receiving the retirement benefits provided for in his employment agreement.

CIT Group Inc. (“CIT”) and each of John F. Daly, C. Jeffrey Knittel, Joseph M. Leone, and Lawrence A. Marsiello have agreed to a one-year extension of each of their respective employment agreements, which were scheduled to expire on December 31, 2007. Each of the employment agreements was amended to comply with Section 409A of the Internal Revenue Code, including the requirement to delay in certain circumstances the payment of any applicable severance for six months following an executive’s termination of employment with CIT. In connection with these extensions, the job titles of Messrs. Daly and Knittel have been updated to reflect their current responsibilities with CIT. Mr. Leone’s employment agreement has been revised to provide that any termination or resignation of his employment will be treated as a retirement for purposes of the agreement (other than a termination for cause, a termination of employment resulting from his death or disability, a termination of employment without cause during the Change of Control Extension Period (as defined in his employment agreement) or his resignation for any reason prior to May 28, 2008).

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Item 9.01. Exhibits.

(c) Exhibits

99.1 Press release of CIT Group Inc., dated November 16, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT Group Inc.

Dated: November 16, 2007	By:	Robert J. Ingato General Counsel

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release of CIT Group Inc., dated November 16, 2007.

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